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                                                                    EXHIBIT 10.7

                            EXEL LIMITED STOCK PLAN
                           FOR NONEMPLOYEE DIRECTORS

SECTION 1.  Introduction.

          The EXEL Limited Stock Plan for Nonemployee Directors (the "Plan") provides deferred compensation for nonemployee directors of EXEL Limited as a supplement to their cash retainers and attendance fees, and is expected to encourage qualified individuals to accept nominations as directors of EXEL Limited and to strengthen the mutuality of interest between the nonemployee directors and EXEL Limited's other shareholders. Benefits under the Plan are payable in the form of ordinary shares of EXEL Limited.

SECTION 2.  Definitions.

          For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

          (c) "Company" means EXEL Limited, a corporation organized under the laws of the Cayman Islands, or any successor corporation.

          (d) "Director" means a member of the Board who is not employed by the Company or any of its subsidiaries, but shall not include any member of the
Board who is over age 65 on December 1, 1995 and who has elected in writing (which election shall be irrevocable) to continue to accrue benefits under the Retirement Plan for Nonemployee Directors of EXEL Limited in lieu of participation in the Plan; provided, however, that solely for purposes of the election set forth in Section 5(b) hereof (and any additional Share units credits under Section 5(c) in connection therewith), "Director" shall also include any other member of the Board in office on the Effective Date of this Plan who has accrued benefits under the Retirement Plan.
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          (e)  "Fair Market Value" means, with respect to Shares on any day, the following:

          (i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Shares on the day preceding the date in question on the stock exchange which is the primary market for the Shares, as such is officially quoted on such exchange. If there is no reported sale of Shares on such exchange on such date, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists; and

          (ii) If the Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the Fair Market Value shall be the closing selling price per share of Shares on the day preceding the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no reported closing selling price for Shares on such date, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

          (f)  "Plan" means this Stock Plan for Nonemployee Directors.

          (g) "Plan Benefits" means the benefits described in Sections 5 and 6 hereof.

          (h) "Retirement Plan" means the Retirement Plan for Nonemployee Directors of EXEL Limited.

          (i) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934.

          (j) "Shares" means ordinary shares, $.01 par value per share, of the Company.

SECTION 3.  Administration.

          To the extent the Plan relates to Share unit awards, it is intended to operate automatically and not require administration. However, to the extent that administration is neces-
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sary with respect to such awards, the Plan shall be administered by the
Secretary of the Company. Since the Share unit awards are made automatically, this function will be limited to ministerial matters. The plan administrator will have no discretion with respect to the selection of Share unit award recipients, the timing of such awards or number of Share units awarded. The portion of the Plan which relates to a Director's election to convert his or her accrued benefit under the Retirement Plan to an equivalent amount of Share units shall also be administered by the Secretary of the Company. Since the conversion is based on elections by Directors in accordance with the terms of this Plan, this function will be limited to ministerial matters.

SECTION 4.  Shares Subject to the Plan.

          (a) Subject to adjustment as provided in Section 7(g), the total number of Shares reserved for issuance under the Plan shall be 100,000. If any Shares subject to a Share unit award hereunder are forfeited, cancelled, exchanged or surrendered, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Share unit award shall, to the extent of any such forfeiture, cancellation, exchange or surrender, again be available under the Plan.

          (b) Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

SECTION 5.  Share Unit Accounts.

          The Company shall maintain a Share unit account (an "Account") for each Director. Share units will be credited to each such Account as follows:

          (a) As of December 1 of each year, beginning with December 1, 1995, there shall be credited to each Director's Account that number of Share units (including fractional units) determined by dividing the amount of the annual retainer fee for a Director by the Fair Market Value of a Share on that date; provided, however, that such Share units awarded as of December 1, 1995 shall be contingent upon approval of this Plan by the affirmative votes of the holders of a majority of voting securities of the Company at a meeting duly held during calendar year 1996.
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          (b) Each Director (which for purposes of this Section 5(b) (and related Share unit credits under Section 5(c) below) only shall include all members of the Board in office on the Effective Date hereof who have accrued benefits under the Retirement Plan) may make an irrevocable written election prior to April 30, 1996 to convert the present value of the Director's benefit accrued as of December 1, 1995 under the Retirement Plan (the "Accrued Benefit") into a number of Share units (including fractional units) under this Plan, determined as set forth below. The number of Share units shall be an amount determined by dividing the "present value", as of the effective date of the election, of the Director's Accrued Benefit, by the Fair Market Value of a Share on the effective date of the election. The election shall be effective six months after it is made and delivered to the Company; provided, however, that any election under this Section 5(b) shall be contingent upon approval of this Plan by the affirmative votes of the holders of a majority of voting securities of the Company at a meeting duly held during calendar year 1996. For this purpose the "present value" of the Director's Accrued Benefit shall be determined, as of the effective date of the election, by (i) assuming payment of benefits under the Retirement Plan would begin on the December 1 following the date the Director attains age 72; (ii) using a discount rate of 6%, compounded annually; and (iii) assuming that the Director's death will occur after all annual retirement payments to which the Director is entitled under the Retirement Plan have been made.

          (c) As of each date on which a cash dividend is paid on Shares, there shall be credited to each Account that number of Share units (including fractional units) determined by (i) multiplying the amount of such dividend (per share) by the number of Share units in such Account; and (ii) dividing the total so determined by the Fair Market Value of a Share on the date of payment of such cash dividend. The additions to a Director's Account pursuant to this Section 5(c) shall continue until the Director's Plan Benefit is forfeited or fully paid.

SECTION 6.  Plan Benefits.

          (a) Form. The Plan Benefit of a Director shall consist of Shares equal in number to the Share units in the Director's Account. Any fractional Share unit shall be paid in cash.
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          (b)  Distribution.

          (i) The Plan Benefit of a Director (other than the portion of the Plan Benefit described in Section 5(b)) shall be distributed either (x) in a lump sum at the time of termination of the Director's service on the Board or (y) in up to ten annual installments commencing at the time of termination of the Director's service on the Board, as elected by the Director. Each Director's distribution election must be made in writing within the later of (A) 60 days after execution of this Plan document or
     (B) 60 days after the Director first becomes eligible to receive Share unit awards under Section 5(a) of the Plan, and the election will be irrevocable. The Plan Benefit of a Director described in Section 5(b) shall be distributed in five annual installments commencing at the time of termination of the Director's service on the Board. In the case of Plan Benefits distributed in installments, the amount of Shares distributed in each installment shall be equal to the number of Share units in the Director's Account subject to such installment distribution at the time of the distribution divided by the number of installments remaining to be paid.

          (ii) Notwithstanding Section 6(b)(i), in the case of the death of a Director, the balance of any Plan Benefit shall be distributed, within a reasonable time as determined by the Company, after the Director's death to the Director's beneficiary or beneficiaries, as specified by the Director on a form furnished by and filed with the Secretary of the Company. If no beneficiary has been designated by the Director or if no beneficiary survives the Director, the undistributed balance of his or her Plan Benefit shall be distributed to the Director's surviving spouse as beneficiary if such spouse is still living or, if not living, in equal shares to the then living children of the Director as beneficiaries or, if none, to the Director's estate as beneficiary.

          (iii)  The entire Plan Benefit of a Director shall be forfeited if a Director's service as a director of the Company shall terminate, for any reason whatsoever, before the Director has served on the Board for five years; provided, however, that such forfeiture shall not apply if the Director dies or reaches age 72 while serving as a director of the Company. Years of service as a director of the Company prior to the effective date of the Plan shall be taken into account. If a Director whose Plan Benefit
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     is forfeited under this Section 6(b)(iii) resumes service as a director of the Company, his or her Plan Benefit as of the date of forfeiture shall be restored as of the date such resumed service begins.

          (iv) If a Director shall, for any reason other than death, cease to serve as a director of the Company prior to any Annual Meeting of the shareholders of the Company, there shall be forfeited (A) the portion of the Director's Plan Benefit represented by the most recent Share units credited to his or her Account in accordance with Section 5(a); and (B) all Share units credited to his or her Account in accordance with Section 5(c) on account of Share units required to be forfeited by clause (A).

SECTION 7.  General.

          (a) Nontransferability. Except as provided in Section 6(b)(ii), no payment of any Plan Benefit of a Director shall be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily or involuntarily or by operation of law. Any act in violation of this subsection shall be void.

          (b) Compliance with Legal and Trading Requirements. The Plan shall be subject to all applicable laws, rules and regulations, including, but not limited to, U.S. federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under the Plan until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any U.S. state or federal law, rule or regulation or under laws, rules or regulations of other jurisdictions as the Company may consider appropriate, and may require any Director to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.
No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under U.S. federal or state law or under the laws of other jurisdictions.

          (c) Taxes. The Company is authorized to withhold from any Shares delivered under this Plan any amounts of withholding and other taxes due in connection therewith, and to take such other action as the Company may deem advisable to en-
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able the Company and a Director to satisfy obligations for the payment of any withholding taxes and other tax obligations relating thereto. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Director's tax obligations.

          (d) Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders of the Company or individual Directors, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any U.S. federal law or regulation (including Rule 16b-3, if applicable) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Director, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Director hereunder. Notwithstanding the other provisions of this paragraph, this Plan may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          (e) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Director, nothing contained in the Plan shall give any such Director any rights that are greater than those of a general creditor of the Company; provided, however, that the Company may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Company otherwise determines with the consent of each affected Director.

          (f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensation arrangements as it may deem desirable, including, without limitation, the granting of options on Shares and other awards otherwise than under the Plan, and such ar-
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rangements may be either applicable generally or only in specific cases.

          (g) Adjustments. In the event that subsequent to the Effective Date any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of Shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Directors and preserve the value of the Directors' Share units, (i) there shall automatically be substituted for each Share unit a new unit representing the number and kind of Shares, other securities or other consideration into which each outstanding Share shall be changed or for which each such Share shall be exchanged, and (ii) the number and kind of Shares available for issuance under the Plan shall be equitably adjusted in order to take into account such transaction or other change. The substituted units shall be subject to the same terms and conditions as the original Share units.

          (h) No Right to Remain on the Board. Neither the Plan nor the crediting of Share units under the Plan shall be deemed to give any individual a right to remain a director of the Company or create any obligation on the part of the Board to nominate any Director for reelection by the shareholders of the Company.

          (i) Governing Law. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

          (j) Effective Date; Plan Termination. The Plan shall become effective as of December 1, 1995 (the "Effective Date") upon approval by the affirmative votes of the holders of a majority of voting securities of the Company at a meeting duly held during calendar year 1996. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date, or, if earlier, at such time as no Shares remain available for issuance pursuant to
Section 4 and the Company has no further obligations under the Plan.

          (k) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only.
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In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.